CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-261604 on Form S-8 of our report dated March 9, 2022, relating to the financial statements of Crescent Energy Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 9, 2022